SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC 20549
                                 ----------
                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933


                           AMERICAN BILTRITE INC.
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           (Exact Name of Registrant as Specified in Its Charter)

                                  Delaware
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       (State or Other Jurisdiction of Incorporation or Organization)

                                 04-1701350
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                    (I.R.S. Employer Identification No.)

           57 River Street, Wellesley Hills, Massachusetts 02481
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            (Address of Principal Executive Offices) (Zip Code)

                    1993 STOCK AWARD AND INCENTIVE PLAN
                AS AMENDED AND RESTATED AS OF MARCH 4, 1997
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                          (Full Title of the Plan)

     Roger S. Marcus, Chairman of the Board and Chief Executive Officer
                           American Biltrite Inc.
           57 River Street, Wellesley Hills, Massachusetts 02481
                               (781) 237-6655
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         (Name, Address and Telephone Number of Agent For Service)



                      CALCULATION OF REGISTRATION FEE
==========================================================================================================
        Title of               Amount              Proposed               Proposed            Amount of
    Securities to be            to be               Maximum               Maximum           Registration
       Registered            Registered         Offering Price           Aggregate               Fee
                                                 Per Share (1)         Offering Price
----------------------------------------------------------------------------------------------------------
   Common Stock, par
    value $0.01 per        150,000 shares         $21.125 (2)          $3,168,750 (2)          $880.92
         share                 (3)(4)
-----------------------------------------------------------------------------------------------------------

(1)     Estimated solely for the purpose of calculating the registration fee.
(2) Based on the average of the high and low prices per share of the Registrant's Common Stock reported on the American Stock Exchange on August 4, 1999, as set forth in Rules 457(c) and 457(h)(1) under the Securities Act of 1933, as amended.
(3) The number of shares registered under the Plan is subject to adjustment by reason of a dividend or other distribution, recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event.
(4) Additional shares issuable under the Plan are covered by a Form S-8 registration statement filed April 4, 1994, as amended by a post-effective amendment thereto filed June 30, 1994 (File No. 033-77318).



                         Exhibit Index Appears on Page 11
                                Page 1 of 11 Pages



                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

        There is incorporated herein by reference: the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (the "Annual Report") heretofore filed by American Biltrite Inc. (the "Registrant") with the Securities and Exchange Commission (File No. 1-4773) pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); the description of the Registrant's Common Stock contained in the Registrant's registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description; and all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1998.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part thereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

        Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

               Section 145 of the General Corporation Law of the State of Delaware ("Section 145") permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Section 145 also permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Finally, under
Section 145, to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the foregoing sentences, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

               Article XXVIII of the By-laws of the Registrant and the Restated Certificate of Incorporation of the Registrant state that the Registrant shall indemnify its directors and officers to the fullest extent legally permissible under the General Corporation Law of the State of Delaware in the manner prescribed therein, from time to time, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection therewith.

               The directors and officers of the Registrant are covered by a policy of insurance under which they are insured, within limits and subject to certain limitations, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings in which they are parties by reason of being or having been directors or officers, including actions, suits or proceedings arising out of any actual or alleged error, misstatement, misleading statement, act or omission, or neglect or breach of duty. The Registrant is similarly insured, under such policy, with respect to certain payments it might be required to make to its directors or officers in accordance with applicable law and the Registrant's charter provisions relating to indemnification.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not Applicable.

ITEM 8. EXHIBITS.

EXHIBIT
NUMBER                    DESCRIPTION
--------                  -----------

5                     Opinion of Henry W. Winkleman, Esq.

23(1)                 Consent of Ernst & Young, Auditors

23(2)                 Consent of Henry W. Winkleman, Esq.
                      (contained in the opinion filed as Ex-
                      hibit 5 to this Registration Statement)

24                    Power of Attorney (included in the
                      signature page of this Registration
                      Statement)

ITEM 9.  UNDERTAKINGS.

               The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i)      To include any prospectus required by
                               Section 10(a)(3) of the Securities Act
                               of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amend-ment thereof) which, individually or in the aggregate, represent a funda-mental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of the securities offered would not exceed that which was regis-tered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraph (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securi-ties at that time shall be deemed to be the ini-tial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                 SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Wellesley Hills, Commonwealth of Massachusetts, on this 6th day of August, 1999.


                                     AMERICAN BILTRITE INC.


                                     By: /s/ Gilbert K. Gailius
                                         --------------------------
                                         Gilbert K. Gailius
                                         Vice President - Finance and
                                           Chief Financial Officer



                             POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each officer or director of American Biltrite Inc. whose signature appears below constitutes and appoints Richard G. Marcus and Henry W. Winkleman, and each of them, with full power to act without the other, his or her true and lawful attorneys-in-fact and agents, with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


        Name                   Title                          Date
        ----                   -----                          ----


                               Chairman of the             August 6, 1999
/s/ Roger S. Marcus            Board, Chief
---------------------------    Executive Officer
Roger S. Marcus                and Director



                               President, Chief            August 6, 1999
/s/ Richard G. Marcus          Operating Officer
---------------------------    and Director
Richard G. Marcus


                               Vice President -            August 6, 1999
/s/ Gilbert K. Gailius         Finance, Chief
---------------------------    Financial Officer
Gilbert K. Gailius             and Director


                               Director                    August 6, 1999
/s/ William M. Marcus
--------------------------
William M. Marcus


                               Director                    August 6, 1999
/s/ Frederick H. Joseph
--------------------------
Frederick H. Joseph


                               Director                    August 6, 1999
/s/ John C. Garrels, 3rd
---------------------------
John C. Garrels, 3rd


                               Director                    August 6, 1999
/s/ Kenneth I. Watchmaker
---------------------------
Kenneth I. Watchmaker


                               Director                    August 6, 1999
/s/ Mark N. Kaplan
---------------------------
Mark N. Kaplan


                               Director                    August 6, 1999
/s/ James S. Marcus
---------------------------
James S. Marcus


                               Director                    August 6, 1999
/s/ Natalie S. Marcus
---------------------------
Natalie S. Marcus




                               EXHIBIT INDEX


Exhibit
Number                                                             Page No.

5                 Opinion of Henry W. Winkleman,
                  Esq.

23(1)             Consent of Ernst & Young,
                  Auditors

23(2)             Consent of Henry W. Winkleman,
                  Esq. (contained in the opinion
                  filed as Exhibit 5 to this
                  Registration Statement)

24                Power of Attorney (included in
                  the signature page of this
                  Registration Statement)